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                              TRANSFEREE AGREEMENT

     THIS TRANSFEREE AGREEMENT (this "Agreement") is made as of the 24th day of September, 1999, by and between Insignia Financial Services, Inc., as a Member ("Transferor") of Insignia Opportunity Directives, LLC, a Delaware limited liability company (the "Company"), and ____________________, an individual who desires to become a Member ("Transferee") pursuant to this Agreement. All capitalized terms used but not defined herein have the same meanings as in the limited liability company agreement of the Company, attached hereto as Annex A (the "LLC Agreement").

     WHEREAS, Transferor is a wholly-owned subsidiary of Insignia Financial Group, Inc., a Delaware corporation (collectively with its subsidiaries, "Insignia"), and Insignia is causing Transferor to enter into this Agreement;

     WHEREAS, Insignia desires to incentivize and retain in the employ of Insignia certain individuals and to compensate them for their contributions to the growth and profits of Insignia and thereby induce them to continue to make such contributions in the future;

     WHEREAS, Transferee is an employee of Insignia;

     WHEREAS, in furtherance thereof, and pursuant to and in accordance with the LLC Agreement, this Agreement is designed to transfer and assign ("Transfer") ____ Class B Units and ____ Class C Units in the Company from Transferor to Transferee, subject to forfeiture as provided herein; and

     WHEREAS, the parties hereto desire to execute this Agreement to further evidence the Transfer by Transferor;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

     1. Definitions.

     Whenever used herein, the following capitalized terms shall have the meanings set forth below:

     "Cause" means: (1) if Transferee has a written employment agreement with Insignia containing a definition of the term "Cause," such definition; otherwise, (2) (i) engaging in willful or gross misconduct or neglect, (ii) repeatedly failing to adhere to the directions of superiors or the written policies and practices of Insignia, (iii) the commission of a felony or a crime of moral turpitude or any crime involving Insignia, (iv) fraud, misappropriation or embezzlement, (v) a material breach of Transferee's employment agreement (if any) with Insignia, or (vi) any other illegal act detrimental to Insignia.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the recitals.

     "Disability" means a disability which renders Transferee incapable of performing substantially all of his or her material duties for Insignia for a period of at least 180 consecutive days.

     "Insignia" has the meaning set forth in the recitals.

     "IRS" means the Internal Revenue Service.



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     "Managing Member" means Insignia Financial Services, Inc., a Delaware corporation, in its capacity as the managing member of the Company.

     "Transfer" has the meaning set forth in the recitals.

     "Transferee" has the meaning set forth in the recitals.

     "Transferor" has the meaning set forth in the recitals.

     "Units" means the Class B Units and Class C Units Transferred pursuant to this Agreement.

     "Unvested Unit" means a Unit that was Transferred to Transferee pursuant to this Agreement which continues to be subject to forfeiture pursuant to
Section 4 at the time in question.

     "Vested Unit" means a Unit that was Transferred to Transferee pursuant to this Agreement which is no longer subject to forfeiture pursuant to Section 4 at the time in question.

     2. Transfer of Units.

     (a) Transferor hereby Transfers ____ Class B Units and ____ Class C Units to Transferee, and Transferee hereby accepts such Units, in each case subject to forfeiture as provided in Section 4 hereof and the other terms and conditions of this Agreement.

     (b) Transferee will be entered into the records of the Company as the holder of the Units Transferred pursuant to this Agreement, and Transferee shall be subject to the provisions and restrictions set forth in the LLC Agreement.

     3. Effective Date of Agreement.

     This Agreement is effective as of the date first above written. As required by the LLC Agreement, the Managing Member of the Company has approved this Agreement and the Transfer of Units pursuant hereto as evidenced by its signature on the signature page hereto.


     4. Restrictions and Conditions; Forfeiture.

     (a) The Class B Units and Class C Units Transferred pursuant to this Agreement are subject to forfeiture back to Transferor during such periods, in such percentage amounts and upon the occurrence of such conditions and events as are indicated on Schedule I attached hereto.

     (b) Except as provided in Section 4(a), Transferee shall have, in respect of the Units, all of the rights of a Member of the Company, including the right to vote the Units and the right to receive and retain any cash distributions in respect of such Units, until such time (if ever) as such Units are forfeited back to the Company. Transferee shall not be required to return to Transferor any distributions received in respect of subsequently forfeited Units.

     (c) Upon forfeiture of Units held by Transferee back to Transferor pursuant to Section 4(a), Transferee shall (i) cease to be a Member of the Company and shall have no further rights to distributions or allocations of Profits and Losses of the Company, if as a result of such forfeiture no Units continue to be held by Transferee, or (ii) continue to be a Member of the Company but shall have no further rights to distributions or allocations of Profits and Losses of the Company in respect of such


                                       2


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forfeited Units, if Transferee continues to hold other Units. Any forfeiture of
Units shall, without any further action by Managing Member, Transferee, the Company or any other Person, result in an automatic Transfer of the Units so forfeited hereunder from Transferee to Transferor.

     5. Section 83(b) Tax Election.

     On the date of Transfer of Units to Transferee pursuant to this Agreement, Transferee shall execute and deliver three copies of a Section 83(b) Tax Election Form, substantially in the form attached as Annex B hereto, to the Managing Member with respect to the Units received. Upon receipt of such duly executed form, the Managing Member shall promptly file two copies with the IRS and keep one copy in the records maintained by the Company. Notwithstanding anything contained in this Agreement to the contrary, Transferee's execution and delivery of the Section 83(b) Tax Election Form shall be a condition precedent to Transferor's obligation as may otherwise be provided hereunder to provide Units to Transferee, and the failure of Transferee to satisfy such requirement with respect to the Units shall cause such Units to be forfeited in accordance with Section 5 hereof.

     6. Nontransferability of Unvested Units.

     Unvested Units shall not be transferred or assigned by Transferee in any manner whatsoever. Vested Units will be transferable if and to the extent permitted by Article V of the LLC Agreement.

     7. Miscellaneous.

     (a) Without limiting any power and authority otherwise possessed by Transferor, Transferor shall have the full power and authority to interpret and administer this Agreement and any other instrument or agreements relating to this Agreement. The Managing Member's actions in this regard shall be final, conclusive and binding upon all persons, including without limitation Transferee and Transferee's beneficiaries.

     (b) The failure of Transferor, Transferee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right Transferor, Transferee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the LLC Agreement.

     (c) Nothing in this Agreement shall confer on Transferee any right to continue in the employ or other service of Insignia or interfere in any way with the right of Insignia to terminate Transferee's employment or other service at any time.

     (d) The Company is an express third-party beneficiary of this Agreement.

     (e) TRANSFEREE EXPRESSLY ACKNOWLEDGES THAT PURSUANT TO SECTION 2.10 OF THE LLC AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN THE LLC AGREEMENT THE MANAGING MEMBER HAS NO DUTY TO TRANSFEREE, FIDUCIARY OR OTHERWISE, AND MAY TAKE WHATEVER ACTIONS IT DEEMS APPROPRIATE IN ITS SOLE AND ABSOLUTE DISCRETION INCLUDING, BUT NOT LIMITED TO, REDUCING OR FORFEITING ITS ENTIRE INTEREST IN IOP WITHOUT ANY CONSIDERATION, AND TRANSFEREE HEREBY CONFIRMS AND AGREES TO SUCH LIMITATION ON THE DUTY OF THE MANAGING MEMBER.

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     8. Notices.

     All notices under this Agreement shall be in writing and delivered personally or by recognized overnight courier, as follows:


                   if to Transferor:

                           Insignia Financial Services, Inc.
                           102 Woodmont Boulevard
                           Suite 400
                           Nashville, Tennessee 37205
                           Attn: Frank M. Garrison

                  if to Transferee:


                            --------------------

                            --------------------

                            --------------------

                  if to the Company:

                           Insignia Opportunity Directives, LLC
                           c/o Insignia Financial Services, Inc.
                           102 Woodmont Boulevard
                           Suite 400
                           Nashville, Tennessee 37205
                           Attn: Frank M. Garrison

Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 8.

     9. Captions.

     The use of captions in this Agreement is for convenience. The captions are not intended to and do not provide substantive rights.

     10. Amendment; Waiver; Severability.

     This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party charged therewith. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11. Governing Law.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.


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     12. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   TRANSFEROR:

                                   INSIGNIA FINANCIAL SERVICES, INC.

                                   By:
                                      ---------------------------------------
                                        Name:
                                        Title:

                                   TRANSFEREE:

                                   ---------------------------------------
                                   [Name]

AS REQUIRED BY THE LLC AGREEMENT,
THIS AGREEMENT AND THE TRANSFER
OF UNITS PURSUANT HERETO IS HEREBY
APPROVED BY THE MANAGING MEMBER
OF THE COMPANY:

INSIGNIA FINANCIAL SERVICES, INC.

By:
   ---------------------------------
      Name:
      Title:

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                                   SCHEDULE II

TRANSFEREE                          CLASS B UNITS         CLASS C UNITS

--------------------------------------------------------------------

Insignia Financial Services, Inc.       160                   160
Andrew L. Farkas                        100                   100
Frank M. Garrison                        50                    50
James A. Aston                           20                    20
Jeffrey P. Cohen                         20                    20
George Carleton                          20                    20
Steve B. Siegel                          10                    10
Ronald Uretta                            10                    10
Adam B. Gilbert                          10                    10


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